UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2009

Home Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-34190	71-1051785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (337) 237-1960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) – (d) Not applicable.

(e) Home Bank, Lafayette, Louisiana (the “Bank”), the wholly owned subsidiary of Home Bancorp, Inc. (the “Company”), has amended and restated its existing employment agreement with Lester James Dailey as of June 30, 2009. The employment agreement with Mr. Dailey was amended to (i) reflect a change in his title and duties from First Vice President and Crowley City President to Business Development Officer, Crowley City and (ii) change the term of employment from the period ending on December 22, 2011 to the period ending on the earlier of the date of the Company’s Annual Meeting of Shareholders held in 2011 or December 22, 2011.

For additional information, reference is made to the amended and restated employment agreement, which is included as Exhibit 10.1, and is incorporated herein by reference.

(f) Not applicable.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The following exhibits are included herewith.

Number	Description
10.1	Amended and Restated Employment Agreement between Home Bank and Lester James Dailey, dated June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: July 1, 2009	By:	/s/ Joseph B. Zanco
Joseph B. Zanco
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description
10.1	Amended and Restated Employment Agreement between Home Bank and Lester James Dailey, dated June 30, 2009.